Exhibit 99.2

C O R P O R A T E P A R T I C I P A N T S

Mark D. Stolper, Executive Vice President and Chief Financial Officer

Dr. Howard Berger, President and Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Jason Plagman, Jefferies & Company

Per Ostlund, Craig-Hallum Capital

Alan Weber, Robotti Advisors

Mitra Ramgopal, Sidoti & Company, LLC

Keith Rose, CCG Capital

P R E S E N T A T I O N

Operator:

Good day, and welcome to the RadNet, Inc. Fourth Quarter and Full Year 2016 Financial Results Conference Call. Today’s conference is being recorded.

At this time, I’d like to turn conference over to Mr. Mark Stolper, Executive Vice President and Chief Financial Officer of RadNet. Please go ahead, sir.

Mark D. Stolper:

Thank you. Good morning, ladies and gentlemen, and thank you for joining Dr. Howard Berger and me today to discuss RadNet’s fourth quarter and full year 2016 financial results.

Before we begin today, we’d like to remind everyone of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995. This presentation contains forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995. Specifically, statements concerning anticipated future financial and operating performance, RadNet’s ability to continue to grow the business by generating patient referrals and contracts with radiology practices, recruiting and retaining technologists, receiving third-party reimbursement for diagnostic imaging services, successfully integrating acquired operations, generating revenue and Adjusted EBITDA for the acquired operations as estimated, among others, are forward-looking statements within the meaning of the Safe Harbor.

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Forward-looking statements are based upon Management’s current preliminary expectations and are subject to risks and uncertainties which may cause RadNet’s actual results to differ materially from the statements contained herein. These risks and uncertainties include those risks set forth in RadNet’s reports filed with the SEC from time to time, including RadNet’s Annual Report on Form 10-K for the year ended December 31, 2016, to be filed shortly.

Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date it is made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrences of unanticipated events.

With that, I’d like to turn the call over to Dr. Berger.

Dr. Howard Berger:

Thank you, Mark. Good morning, everyone, and thank you for joining us today. On today’s call, Mark and I plan to provide you with highlights from our fourth quarter and full 2016 results, give you more insight into the factors which affected this performance, and discuss our future strategy. After our prepared remarks, we will open the call to your questions. I’d like to thank all of you for your interest in our Company and for dedicating a portion of your day to participate in our conference call this morning.

When I look back to 2016, which was a year of operational refinement, I’m very proud of our numerous accomplishments. We completed no material acquisitions during the year. Instead, we focused on making our business stronger and one that is a stable and scalable platform to support future growth and operational improvement. Before I discuss these accomplishments, I’d like to talk about the outstanding financial results that were driven by our operational focus.

During 2016, we grew both revenue and EBITDA at 9.3%. Aggregate volumes increased by 8.3%. We produced over $35 million of free cash flow after capital expenditures and cash interest expense. We ended the year with over $20 million on our balance sheet and reduced net debt by the same amount. We reduced our debt to EBITDA leverage ratio by over a half-turn of leverage in one year, from 5.3 times debt to EBITDA at the end of 2015 to less than 4.8 times debt to EBITDA at the end of 2016.

The fourth quarter’s results were similarly strong. Revenue grew 4.3%, EBITDA increased 7.2%, and net income increased $2.8 million over last year’s same quarter. Aggregate volumes increased, especially in the high-margin modalities, MRI, CT and PET/CT, which increased 2.6%, 3.1% and 4%, respectively. Same center revenues increased in the fourth quarter by 2.8%.

Although I am pleased with these results, I am more proud of our 2016 operational accomplishments. Some of these accomplishments drove our improved financial results, while others position our Company for long-term success and stability in the future. Here are some of the key operating highlights for 2016.

First, in 2016, we completed our information technology initiative to migrate the entire Company to our proprietary front-end operating system, eRAD, and to a billing platform provided by an outside vendor, Imagine. We began the internal development of the eRAD system in 2009, when we decided we needed to control our own IT infrastructure. At that time, we recognized that our billing side and complexity demanded features and functionality from our IT system that our outside vendors were either unable or unwilling to support or customize on our behalf. The internal roll-out of eRAD provides us with more uniform data, a common trading platform, and functionality that gives us operating and staffing efficiency, and utilizes a common interface with our other IT systems, like transcription, billing and data warehousing. Our implementation of the imaging software system creates efficiencies in our billing operations and the ability to have a common interface amongst all regions to eRAD, our claims processors, and certain performance dashboards. The exercise to create a common IT platform among all of our operations, including eRAD and Imagine, has been time-consuming, expensive and complex. Not only will we benefit from these initiatives as we continue to scale, it also has given us support, expertise and experience, to be able to more efficiently integrate new operations that we might build or acquire in the future.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Also, in 2016, we successfully created our first West Coast-based health system partnership. Late in the first quarter of last year, we signed a joint venture agreement with Dignity Health, Glendale Memorial Hospital, in Glendale, California. The joint venture agreement consists of two imaging centers. The first center focuses on women’s imaging and was previously owned and operated by Dignity Health. The second center is the multi-modality facility initially constructed by RadNet. This facility contains advanced imaging, MRI, CT, as well as routine Fluoroscopy, x-ray and ultrasound. While the joint venture became operational in June, RadNet and Dignity continue to explore further opportunities which could improve RadNet’s Breastlink, breast disease management offering, and other oncologic capabilities.

Health system joint ventures have been a significant part of our Eastern operations, where we currently have 12 joint ventures in Maryland and in New Jersey. The lessons we’ve learned and the experience we’ve gamed from these East Coast relationships furthered our ability to successfully establish and operate the Dignity Health joint venture, and will help with future partnerships in the West, which we hope to be able to discuss in the near future.

Additionally, throughout 2016, we began assembling the components and framework to bring our Breastlink, breast disease management, offering to our original operations in Montgomery County, Maryland, and Manhattan. Currently, Breastlink operates five comprehensive breast cancer diagnostic and treatment facilities in Southern California. This offering provides a full continuum of care to our patients and our medical outcomes have been extraordinary. We have demonstrated in California that assembling world-class breast imagers, medical oncologists and surgeons in the same medical practice, on an outpatient basis, can materially improve the experience and outcomes of patients. All this can occur while saving significant costs to the medical delivery system by eliminating or minimizing hospitalization and inpatient care. The Breastlink offering is highly complementary to our imaging business and drives procedural volume, both because our health imaging business drives Breastlink patient volume and because patients with breast cancer are high utilizers of various advanced imaging modality.

Much of our operational focused on the East Coast during 2016 entailed completing the integration of our New York acquired operations in 2015; most notably, the Diagnostic Imaging Group and Lenox Hill New York Radiology Partners operations. During the year, we expended considerable time and resources to integrate these businesses into our IT, billing, accounting and operational infrastructure. Integration efforts included the rebranding of select centers, strategic relocation of some centers, the augmentation and changing of center level and regional personnel, and the consolidation of certain facilities. These efforts, although mostly complete, continue to take time and require financial resources (inaudible). Because of the major commitment we’ve made to these operations in 2016, I believe they are positioned to show marked improvement in 2017, and beyond.

2016 was also an important year with respect to our capital structure. On July 1st, we completed a refinancing transaction of our then $485 million first lien term loan and $117.5 million revolving credit facility. We effectively lengthened the maturity of these facilities to July of 2023, with respect to the term loan, and July of 2021, with respect to the revolver. The transaction increases our financial flexibility, allowing us to grow our business with added capacity to create joint ventures and other attractive business structures. Furthermore, the refinancing transaction extended the maturities of the loan and it eliminates our need from having to deal with any near-term maturities. Additionally, subsequent to year end 2016, we completed a successful repricing amendment for the same credit facility. The amendment reduced our interest rate by 0.5%, which amounts to approximately $2.4 million of annual interest expense savings. We will use this additional cash flow to further deleverage our balance sheet or reinvest in our business for future expansion.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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3

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Finally, our activities in 2016 entailed executing on operational initiatives. The list of these is lengthy. For example, we restructured our previously decentralized appointment scheduling department on the West Coast into a centralized regional call center. We successfully renegotiated certain vendor contracts to save money on various medical supplies and consumables. We concluded certain payer renegotiations in several of our East Coast markets, which resulted in increased procedural pricing and revenue. On the West Coast, our discussions with certain capital medical groups have resulted in higher per member per month rates for targeted patient populations for which we are contracted on a full-risk arrangement. During 2016, we redesigned certain of our equipment repairs and maintenance contracts for specific modalities, to improve equipment up-time, reduce costs and simplify logistics. Finally, we substantially completed the all-digital upgrade of our installed computed radiography x-ray system. This program was designed to create more efficiency at our centers and to avoid certain financial penalties that would have otherwise been placed upon us in the future if we were to continue to utilize the older computed radiography technology.

At this time, I’d like to turn the call back over to Mark to discuss some of the highlights of our fourth quarter 2016 performance. When he is finished, I will make some closing remarks.

Mark D. Stolper:

Thank you, Howard. I’m now going to briefly review our fourth quarter and full year 2016 performance and attempt to highlight what I believe to be some material items. I will also give some further explanation of certain items in our financial statements, as well as provide some insights into some of the metrics that drove our fourth quarter and full year 2016 performance. I will also provide 2017 financial guidance levels, which were released in this morning’s financial press release.

In my discussion, I will use the term Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, and non-cash equity compensation. Adjusted EBITDA includes earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interest in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period. A full quantitative reconciliation of Adjusted EBITDA to net income or loss attributable to RadNet Inc. common shareholders is included in our earnings release.

With that said, I’d now like to review our fourth quarter and full year 2016 results.

For the three months ended December 31, 2016, RadNet reported revenue and Adjusted EBITDA of $224.9 million and $34.9 million, respectively. Revenue increased $9.2 million, or 4.3%, over the prior year same quarter, and Adjusted EBITDA increased $2.3 million, or 7.2%, over the prior year same quarter. The vast majority of the revenue and EBITDA increase in the quarter is the result of increases in procedural volumes, mostly same center increases, and the effect of several payer contract increases we received in the latter half of 2017.

For the fourth quarter of 2016, as compared with the prior year’s fourth quarter, aggregate MRI volume increased 2.6%, CT volume increased 3.1%, and PET CT volume increased 4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography, and other exams, increased 0.6% over the prior year’s fourth quarter. In the fourth quarter of 2016, we performed 1,519,272 total procedures. The procedures were consistent with our multi-modality approach, whereby 77.7% of all the work we did by volume was from routine imaging. Our procedures in the fourth quarter of 2016 were as follows: 190,594 MRIs, as compared with 185,742 MRIs in the fourth quarter of 2015; 140,910 CTs, as compared with 136,696 CTs in the fourth quarter of 2015; 6,538 PET CTs, as compared with 6,285 PET CTs in the fourth quarter of 2015; and 1,181,230 routine imaging exams, as compared with 1,182,039 exams of routine imaging in the fourth quarter of 2015.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Net income for the fourth quarter of 2016 was $3.7 million, or $0.08 per share, compared to net income of $881,000, or $0.02 per share, reported in the three-month period ended December 31, 2015. These numbers are based upon a weighted average number of shares outstanding of 46.4 million shares and 46.5 million shares for the periods in 2016 and 2015, respectively. Affecting net income in the fourth quarter of 2016 were certain non-cash expenses and non-recurring items, including the following: $908,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $349,000 of severance paid in connection with headcount reductions related to cost-savings initiatives; a $392,000 loss on the disposal of certain capital equipment; and $801,000 of amortization and write-off of deferred financing costs and loan discounts related to our existing credit facility.

With regards to some specific income statement account, overall GAAP interest expense for the fourth quarter of 2016 was $10.6 million. This compares with GAAP interest expense in the fourth quarter of 2015 of $10.7 million

For the fourth quarter of 2016, bad debt expense was 5.5% of our service fee revenue, compared with 5.4% for the fourth quarter of 2015. We are pleased with the flat bad debt percentage. As providers are required to collect more and more dollars from patients directly in the form of co-payments and co-insurance, the controls and procedures we put in place at the centers to become more effective at collecting money from patients are enabling us to keep bad debt stable, relative to our service fee revenue.

For the full year of 2016, the Company reported revenue of $884.5 million, Adjusted EBITDA of $133 million, and net income of $7.2 million. Revenue increased $74.9 million, or 9.3%, and Adjusted EBITDA increased $11.4 million, or 9.3%, over 2015. While a portion of this growth was related to same center performance, we were also benefited by having a full year’s worth of the contribution of Diagnostic Imaging Group acquisition, which we made October 1st, 2015.

For the year ended December 31, 2016, as compared to 2015, MRI volume increased 7.8%, CT volume increased 7.9%, and PET CT volume increased 7.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography, and other exams, increased 8.3% for the 12 months of 2016, over 2015. In 2016, we performed 6,109,622 total procedures. The procedures were consistent with our multi-modality approach, whereby 77.9% of all the work we did by volume was for routine imaging. Our procedures in 2016 were as follows:

Please note that starting the third quarter of 2015, and going forward, we standardized our procedure volume categorization among regions, according to our internal KBI, or Key Business Indicators, dash board, so the volumes I’ll be quoting for last year’s comparison period will be slightly different than those I reported at this time last year. Because the restated procedure volumes for last year’s period are calculated under the same methodology as the current period, the comparisons between the two periods are accurate, as are the conclusions that can be drawn.

Here are the volume numbers: 757,668 MRIs, as compared with 703,091 MRIs in 2015; 569,247 CTs, as compared with 527,629 CTs in 2015; 26,227 PET CTs, as compared with 24,312 PET CTs in 2015; and 4,756,480 routine imaging exams, as compared with 4,383,947 of all these exams in 2015.

Net income for 2016 was $0.15 per diluted share, compared to net income of $0.17 per diluted share in 2015, based upon a weighted average number of diluted shares outstanding of 46.7 million shares and 45.2 million shares in 2016 and 2015, respectively. Affecting net income in 2016 were certain non-cash expenses and non-recurring items, including the following: $5.8 million of non-cash employee stock compensation expense relating from the vesting of certain options and restricted stock; $2.9 million of severance paid in connection with headcount reductions related to cost-savings initiatives, primarily in New York; a $767,000 loss on the disposal of certain capital equipment; a $5 million gain on the return of common stock related to one of our New York acquisitions; and $5 million of amortization and write-off of deferred financing fees and discount on issuance of debt related to our existing credit facility and refinancing transaction.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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5

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

With regards to some specific income statement account, overall GAAP interest expense in 2016 was $43.5 million. Adjusting for the non-cash impact from items such as amortization of financing fees and accrued interest, cash interest expense was $37.5 million in 2016. This compares with GAAP interest expense in 2015 of $41.7 million and cash paid for interest of $36 million.

For 2016, bad debt expense was 5.5% of our service fee revenue, compared with an overall blended rate of 4.8% for the full year of 2015. There was no operational change in our collection performance. This increase is simply a reclassification we made at the end of the third quarter of 2015 between contractual allowances and discount and bad debt related to the migration to our new billing system. Without this reclassification, our bad debt percentage would have remained flat year-over-year, as it did in the fourth quarter.

With regards to our balance sheet, as of December 31, 2016, unadjusted for bond and term loan discount, we had $634.9 million of net debt, which is total debt less our cash balance. As of year end 2016, we were undrawn on our $117.5 million revolving line of credit and had a cash balance of $20.6 million.

As Dr. Berger mentioned earlier, we’ve reduced our debt to EBITDA leverage ratio by over one-half turn of leverage in the year, from 5.3 times debt to EBITDA at the end of 2015 to less than 4.8 times debt to EBITDA at the end of 2016.

At December 31, 2016, our accounts receivable balance was $164.2 million, an increase of $1.4 million from year end 2015. The increase in accounts receivable is mainly from increased patient volume and revenue, countered by strong collections throughout the year. Our DSO was 61.2 days at the December 31, 2016, lower by 4.7 days, when compared with 66 days as of this date one year ago, which is mainly due to improved collections occurring after the migration of our operations onto a new billing platform.

Throughout 2016, we had total capital expenditures, net of asset dispositions and sale of imaging center assets and joint venture interest, of $60 million. Approximately $59.3 million was paid for in cash, approximately $1.3 million was financed with capital leases, and we recognized $523,000 in proceeds from the sale of equipment.

I will now discuss how RadNet performed relative to revised 2016 guidance levels, which we released first upon our fourth quarter and full year 2015 results, and then as revised upon announcing our second and third quarter 2016 financial results.

Our revenue guidance range for total net revenue was $870 million to $910 million; our actual results were $884.5 million. For Adjusted EBITDA, our guidance range was $130 million to $140 million and our actual results were $133 million. For capital expenditures, our revised guidance range was $55 million to $58 million; our actual results were $60 million. For cash interest expense, our guidance range was $37 million to $40 million and our actual results were $37.5 million. For free cash flow generation, our revised guidance range was $40 million to $50 million; our actual results were $35.6 million.

We are pleased to have achieved our guidance ranges for revenue and EBITDA. During the year, we spent over $10 million of additional capital expenditures than originally budgeted, the vast majority of which was to replace most of our install base of CR x-ray systems, as previously discussed by Dr. Berger. Although these were necessary and beneficial expenditures for RadNet long term, the additional spending caused us to end the year below our guidance range for free cash flow.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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6

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

At this time, I’d like to review our 2017 fiscal year guidance levels, which we released this morning in our financial press release.

For 2017, our guidance ranges are as follows: for total net revenue, $895 million to $925 million; for Adjusted EBITDA, $135 million to $145 million; for capital expenditures, $55 million to $60 million; for cash interest expense, $35 million to $40 million; and for free cash flow generation, $40 million to $50 million.

The guidance assumes no acquisitions and is derived from a true same center model. It is built from a budgeting process that is completed at the center level and takes into account all opportunities and risks facing each center. The low end of our guidance assumes approximately 1% internal revenue increases, while the high end of the range assumes between 4% and 5% top line growth. We are projecting that capital expenditures will remain about flat, relative to what we spent in 2016, and we continue to have tight control on our operating expenses. Our cash interest expense guidance reflects the repricing of our senior credit facility, partially mitigated by the cost of an interest rate cap we purchased in the fourth quarter of 2016, on three-month LIBOR, designed to partially protect the Company in a rising interest rate environment. We have many reasons to be optimistic about 2017, and hope that many of our prospects enable us to outperform our guidance.

With respect to reimbursement, 2017 will have flat Medicare rates. By mid-2017, the vast majority of our integration efforts related to our New York Radiology Partners and Diagnostic Imaging Group acquisitions will be complete. As Dr. Berger mentioned earlier, we will benefit from launching Breastlink operations in two of our East Coast regions during the second quarter of this year. We also expect additional revenue in 2017 from our continued adoption of 3D breast imaging. Finally, we expect to begin operations in 2017 of several new health system joint ventures.

I’d now like to turn the call back over to Dr. Berger, who will make some closing remarks.

Dr. Howard Berger:

Thank you, Mark. Our results in 2016 demonstrated the power of our core operating model. As we move into 2017, our focus will continue to be on our operational improvement. While we continue to be in the market to evaluate opportunistic acquisitions that further our strategy of regional concentration and multi-modality approach, I believe these opportunities in 2017 will be in the form of smaller tuck-in transactions of independent operators. In 2017, we will continue the progress we have made in launching Breastlink in Manhattan and Maryland. We’ll expand and broaden several our existing joint venture relationships and establish joint ventures with new partners. We intend to expand our capitation business on the West Coast and to pursue opportunities to begin risk-based contracting in our East Coast market.

We remain optimistic about our future and position in the healthcare industry. The healthcare industry continues to consolidate and move towards ambulatory outpatient services. Regardless of what happens with Obamacare and what type of reforms the new administration will enact, diagnostic imaging will remain a necessary and growing part of the healthcare delivery system. Our business touches virtually every specialty in medicine. As the population continues to grow and age, and is focused on early detection and accurate diagnostics of disease continues, and as medicines take (inaudible) to detect and treat diseases, diagnostic imaging will continue to be more prevalent and at the forefront of medicine.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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7

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Patients and health plans continue to look for lower cost alternatives to the hospitals for outpatient imaging. We are that alternative, and we have shown our willingness and interest in partnering with local hospitals, which will allow them to participate alongside us in the growth of outpatient imaging in their markets. I believe we have never been better positioned as a company than we are today. We remain the largest outpatient provider of imaging services in all of our core markets. We offer a broader service line to payers and patients, and mostly importantly, we’ve become better and more efficient at performing virtually every aspect (inaudible).

I look forward to updating you on the many initiatives we’ve discussed on our call today during our first quarter financial results call in May.

Operator, we are now ready for the question and answer portion of the call.

Operator:

Thank you. Ladies and gentlemen, if you wish to ask a question, please signal by pressing star, one on your telephone keypad. Please also make sure that your mute function is turned off to allow your signal to reach our equipment. Once again, that is star, one to be placed into the queue.

We first move to Brian Tanquilut with Jefferies.

Jason Plagman:

Hey, guys, this is Jason Plagman on for Brian this morning. First, I wanted to—I appreciate the insight on your outlook for same facility revenue growth in 2017. How should we be thinking about the volume component of that? Are you assuming basically flat, plus or minus 1% or so, or what’s embedded in that same facility revenue guidance?

Mark D. Stolper:

Yes, good morning, Jason. Because we’re facing no Medicare cuts in 2017, and we expect overall pricing to be fairly flat from 2017 versus 2016, so we’re assuming in our guidance, that the low end of the guidance would have about a 1% kind of same center performance, with 4% to 5% at the high end. We did receive some pricing increases in our East Coast marketplaces and in our capitation contracts on the West Coast, so we will be benefited slightly by some increases there, but we’re assuming flat pricing, anyhow.

Jason Plagman:

Okay, that’s helpful. Regarding your comments on the capitation, are you able to quantify or give us any magnitude of impact of those increases, and your update on your efforts and potential timing of agreements on the East Coast, as well?

Mark D. Stolper:

Sure. So, with respect to the West Coast, now, remember, we have about 35 of these arrangements and they all have renewal dates throughout the year, or come to anniversary, year anniversaries throughout 2017. So, what I can tell you is that we’ve received $2 million worth of price increases on the capitation side with contracts that have already been renegotiated or termed out, but we have more opportunity throughout 2017, as we come to those anniversary dates. That’s on the West Coast.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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8

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

On the East Coast, we’ve talked on the last earnings call, and I believe the prior one, that we are in discussions with a number of large medical groups, particularly, in one of our markets, large East Coast market, surrounding full risk-based contracting and a capitated arrangement, and we’re hoping that, within 2017, we’ll be in a position to announce one of these relationships on the East Coast, which will be a watershed event for the Company.

Historically, risk-based contracting has been a California phenomenon, a Florida phenomenon, and a couple of other states, but we think that under the Affordable Care Act that risk-based contracting will continue to take to hold in other marketplaces, and we’ll be on the forefront of the ability to take on that risk with respect to imaging, having done it for 20 years on the West Coast. So, we’ll be excited when we’re in a position to announce something, hopefully, this year.

Jason Plagman:

Great, and last one for me. Any objective or target here, trying to reach for a debt leverage at the end of this year, as well as maybe in 2018?

Mark D. Stolper:

Sure. Well, you know, I can give you a reference point. We de-levered the Company by half a turn with respect to our debt to EBITDA ratio between year end 2015 and year end 2016. I think that that shows what the Company is capable of, in a year where we really focused on operations and had no material acquisitions to speak of. Our guidance assumes a similar type of year, where we’re focused internally on internal operations and on a same center model. So, I think, if we’re sitting here a year from now on our earnings call and we’ve deleveraged another half a turn, I think that that is reasonable to expect. We’d love to be as close to 4 times EBITDA by the end of the year as possible. It’s somewhat dependent upon where we are with respect to our EBITDA guidance for 2017.

Jason Plagman:

Great. Thanks so much.

Mark D. Stolper:

In terms of 2018, it’s a little hard to tell sitting here now, but I think we’re going to be in the same position, where we’d love to be able to deleverage the business up to a half a turn in 2018, as well.

Jason Plagman:

Great. Thanks.

Operator:

We next move to Per Ostlund with Craig-Hallum.

Per Ostlund:

Thanks. Good morning, guys. I wanted to start with a question related to the EBITDA guidance. So, I appreciate the color on revenue guidance and the thinking there, sort of that 1% to, you know, kind of the high end, 5% internal growth. Your EBITDA guidance sort of implies kind of a percent-and-a-half to upwards of 9% growth. I guess I’m wondering sort of how you view the gating factors in light of the benign reimbursement environment that could get you toward the upper end of the EBITDA guide, what are the opportunities on that front?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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9

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Mark D. Stolper:

Sure. I mean, it’s a few things. We’ve enjoyed, up until this quarter, I think 10 quarters in a row of same center positive volume comps, so we anticipate being able to continue that type of internal growth. During 2017, we’ll be expanding some existing joint ventures. We hope to be in a position to announce several new joint ventures throughout the year, which will create growth. We are enjoying some growth in our mammography business from the adoption of 3D breast imaging, or tomosynthesis, which will provide growth in 2017, as well. So, I mean, there’s a lot of initiatives that we’ve got internally to really drive growth, that I think are going to be positive. Also, we’ve seen some increasing enrollment on the West Coast within our capitated medical groups, which we grew our capitated business nicely here in 2016, over 2015, and we expect to have growth in capitation for next year. We grew it over 9% this year. The prior year, we had tremendous growth, over 25%, in our capitation business. So, we see some opportunity there. So, all those things, I think, could allow us to hit the middle to high end of our guidance in 2017.

Dr. Howard Berger:

Mark, one other item. In 2017, we will benefit from a full year of increased reimbursement from some of our East Coast operations, that were finished towards the middle of the year and which we only got a partial year benefit from in 2016.

Per Ostlund:

Perfect. Thank you for all of that color, and, actually, you touched on one of the other things that I wanted to ask about, which is the 3D mammography. I was just sort of wondering if we can get kind of an update on your roll-out. I know it’s been kind of—it’s certainly been seen as an opportunity and something you’ve been increasingly working toward. I’m curious, perhaps, most specifically, about the recent bill signing by Government Cuomo in New York, that’s a big market for you, and with them covering 3D mammography now, does that kind of change your roll-out plans there, or accelerate anything beyond what you were already looking to do this year there?

Dr. Howard Berger:

Well, I think that the roll-out, or continued roll-out of 3D mammography, we’ll be less influenced by reimbursement than you might otherwise think. Partially, the reason for that is we offer 3D mammography to all of our patients as a choice. If it’s covered already in the health benefit plan that they have, then we accept that, and if it isn’t, then they are paying a surcharge or an additional co-pay for that new technology. So, with the adoption by other payers, whether it’s in New York or—recently, United and Anthem, and Blue Shield in California, have announced coverage of 3D mammography—it’ll just shift that burden, rightfully so, away from the patient to insurance companies.

So, our plans to continue to roll that out remain unaffected by the various adoptions of the health plans, primarily because we see it as a growing and essential part of our delivery system, and that it is, and continues to be, proven to be better medicine for the detection of breast cancer. Most of the articles that we’re seeing have raised the ability to earlier diagnose breast cancer, which ultimately ends up benefiting the health as a whole. In our particular model, one of the reasons why we’re expanding Breastlink in the New York and Maryland markets is that we believe that these opportunities will help drive the Breastlink model, which then helps to drive more imaging contract (inaudible).

Per Ostlund:

Okay, that makes sense. One more question, if I could. You referred to 2016 as having been a year without material acquisition, and it sounds like, by and large, unless something presents itself, 2017 will be perhaps a little quiet on that front, as well, and I’m just sort of curious as to sort of how you think about that. Was last year, and then perhaps this year, more of a situation where you were really prioritizing the internal development, prioritizing deleveraging, prioritizing integration of New York Radiology and DIG, or what are sort of the factors, you know, valuations, those sorts of things, that maybe led to ’16 being a little quieter, and maybe ’17 being a little quieter, as well? Thanks.

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Dr. Howard Berger:

I think all the things you mentioned were the factors in terms (inaudible). We had done some rather substantial acquisitions in 2015, as well as the normal number of perhaps the smaller tuck-ins. All of those were important in terms of where we want to be in the various markets, but do come at a cost from a financial and investment standpoint, but a cost, also, in terms of the distraction and diversion of our own internal resources, to help standardize the business and platforms that we’re on. So, we felt that it was both a good idea for us to internally focus our efforts, to be able to facilitate getting assets onto new platforms and right-size our business and acquisitions, particularly in the New York market, as well as to, I think, be able to demonstrate to the marketplace that our core business has a very substantial cash flow and opportunity to be a major contributor in the markets that we’re in and produce financial results, that we will continue to grow the business and grow its margin.

So, I believe 2017 will represent a similar approach to that, where the focus will be perhaps on small tuck-in acquisitions, as we’re always kind of looking at, but also to further move the Company into relationships with the important or substantial healthcare systems in our market, which I believe better positions us for the long-term changes that are occurring in healthcare, both from a delivery standpoint and (inaudible). Again, I think it was important for us to demonstrate the abilities of our team performing and meeting certain guidance and expectations, as well as better position us for future growth.

Per Ostlund:

Excellent. Thank you for all the color, I appreciate it.

Dr. Howard Berger:

Thank you.

Operator:

The next question comes from Alan Weber with Robotti Advisors.

Alan Weber:

Good morning. Dr. Berger, can you talk about—you mentioned several times about the New York City integration. Can you kind of quantify, if you look at ’16, and then a full year of ’18 integration, what that really means in terms of EBITDA or cash flow?

Dr. Howard Berger:

Well, we don’t generally report regional levels of participation. In the EBITDA, we look at it (inaudible), but I think the efforts that we’ve made to consolidate in that market, both from the types of equipment that we have available, as well as the number of facilities, will get us towards the goals that we originally desired when we made the investment there. I, ultimately, think that New York will be, if not the largest, one of the largest contributors to the Company’s overall performance, and that, in and of itself, is quite a statement, given the enormous presence that we have in Maryland and California.

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

But, to get down to specifics at this time, it’s just not what we traditionally do, in terms of giving color. Suffice it to say that I think our growth there, and now with the implementation of a Breastlink opportunity, will continue to give us the visibility with patients, payers and health systems there. That could create a significant opportunity, represents further growth opportunity for the Company in 2017, and beyond.

Alan Weber:

Okay, and then can you just—taking a step back, can you just …

Dr. Howard Berger:

Alan, could you speak up just a little bit? I’m having a …

Alan Weber:

Oh, I’m sorry. Sure, I’m sorry.

Dr. Howard Berger:

That’s better. Thanks.

Alan Weber:

So, taking a step back, when you look at the specific markets—I realize you don’t break out the specific financials of each market, but since they are different, can you just kind of talk—as you look out over the next few years’ time, what you see as some of the positives, or even challenges, within the major markets you’re in?

Dr. Howard Berger:

Well, I think the challenges are not any different today than they might have been in the past. The challenges are that in all of our markets, our major competitors are really with the hospital systems that we don’t have relationships with. All of them fashion themselves in the outpatient imaging business, along with the other services that they provide. I think that’s unlikely to change, because you can’t dance with everybody in the market, and we have to be careful who we choose. For example, in New Jersey, where we’re fortunate enough to have a joint venture with Barnabas Health\y System, we’ve demonstrated both, I think, in terms of leverage that we’ve gained in that market with Barnabas, as well as the ability to grow with them, independent of growth that we bring to table, has resulted in substantial improvements in that market that we might not have enjoyed by ourselves.

So, I think our challenges are to find the right partners to do ventures with and that give us the opportunity to utilize the resources and the scale of RadNet, along with these systems, in more and more reimbursement and value-based models for population health. So, I think our challenge is to find those payers, whether they be insurance companies, self-insured, workers compensation, anybody that sees the need to have a regional strategy that gives them access and high-quality, both in terms of professional as well as technical, capabilities, and that, most importantly, are willing to pay fairly for the kind of services that we offer. So, those challenges, if you will, will be out there, but I think that they have been opened up in different ways than none of us could have anticipated maybe three, four and five years ago, with the enormous upheaval that is occurring in healthcare.

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

So, I think our biggest challenge is to find the right parties to do business with, and I think that could take several different forms. As I’ve mentioned, we’ve been talking about healthcare systems. It could also wind up being some of the payers themselves that will look to RadNet to help them with their ambulatory outpatient strategy, in terms of plan design, access, and moving more and more of the business away from hospitals. I think that’s a theme that I can’t overemphasize enough, that has now really been embraced by virtually all the healthcare companies and insurance companies today out there, that are more and more receptive to this kind of plan design and narrowing of networks, which in our markets, there really is nobody else to talk to about this, other than RadNet.

Alan Weber:

Okay, thank you for that answer, and I guess one more question. What amount or what percent of the volume you do is actually where patients pay, where you receive payment at the time of service?

Mark D. Stolper:

Are you talking about for the entire exam, Alan, or just a portion of the exam?

Alan Weber:

Well, you break it down however you think is more relevant.

Mark D. Stolper:

Today, the vast majority of our patients pay something, either an office visit fee or a co-payment, you know, related to the fact that they’re not either through their deductibles or, if they’re a Medicare beneficiary that doesn’t have gap insurance, they’re paying a 20% co-pay. I don’t have the numbers in front of me, but I would say probably three-quarters of our patients these days pay something, which is substantially different than it was about 10 years ago when there were far fewer co-pays and office visit fees related to these health plans, which is why we, several years ago, started focusing on creating processes and controls whereby we would be able to effectively collect this patient portion or patient responsibility portion at the site level.

So, what we did was we created a national payer data base that houses all of our contracts and all of the CPT codes related to those contracts, and what our allowed amount is under each contract and each procedure code, and then we licensed a system that allows us to hook in electronically in real time to the individual health plans, and both our schedulers, at the time of scheduling and at the time of service at the site, and our front office personnel are able to see where the patient is with respect to his or her deductible or co-payment, and then compare that to the allowed—expected allowed amount for their particular procedure that the patient is there for that day, and we’re able to collect the appropriate amount at the time of service.

Also, there was a significant cultural change at our sites, where our Operations Teams really focused and really trained our front office personnel to collect this amount at the time of service, and there’s been a cultural shift within healthcare as it relates to that. I mean, it’s hard to go to a physician office today without paying something before you leave. So, it’s been a successful project and it’s why our bad debt has really remained very constant at about 5.5% of our fee-for-service revenue, and we hope to continue that in the future.

Alan Weber:

Does that mean that number should actually decline over time?

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Mark D. Stolper:

Well, we’ve kept it stable over the last few years, on an apples-to-apples basis, and we think we’ve done a good job just to keep it stable, because, although I can’t prove this, I would surmise that if we hadn’t put these systems in place—and today we’re collecting about 85% of the patient portion responsibility at the time of service—if we hadn’t put these controls in place, I would surmise that our bad debt percentage would have gone up substantially over the last three years.

Alan Weber:

Right. I was under the impression that some of these improvements on the billing would kind of totally implemented last year, so I thought going forward that bad debt percent might actually decline.

Mark D. Stolper:

Well, I mean, it was flat year-over-year, and these improvements were put into place last year. We continue the same procedures and we’re hovering—we’ve been hovering now for over a year at about the 85% mark in terms of patient portion responsibility. So, if we can nudge that 85% mark closer to 100%, I think we do have a little bit of an opportunity there.

Alan Weber:

Okay, great. Thank you very much.

Operator:

The next question comes from Mitra Ramgopal with Sidoti.

Mitra Ramgopal:

Yes, hi, good morning, just a couple questions. Again, I know it’s early regarding potential overhauling of healthcare, but I was wondering if you think it could have an impact on your—maybe how much you benefit under the ACA?

Dr. Howard Berger:

Well, the benefit from ACA, at least in its current form, has primarily been for us in California, where—and, Mark, correct me if I’m wrong—I think 1.2 million new enrollees have entered the California exchange or health plan, and we’ve seen a lot of that come through our capitation agreements, as well as (inaudible). I don’t think in the other markets that we’re in it’s been anywhere near as dramatic as it was in California. So, while I think it’s a little too early to draw any conclusions about what changes there might be in the current Affordable Care Act, we have seen benefit primarily in California and I don’t see that changing very much into the future, regardless of what happens.

Mark D. Stolper:

A lot of the—I mean, you know, it’s a little too hard to tell, Mitra, because there’s various bills and opinions flowing around with regards to the Republican plan to repeal Obamacare. There’s some positives, I think, for patients, some negatives. What they’re talking about doing is putting more of the onus, financial onus on the state plans, specifically the Medicaid plans. California tends to be a fairly—and this is an under-statement—fairly liberal state, so we don’t see, in California, the state taking away benefits or coverage from the million-plus folks who joined these either state-run or privately-run exchanges. So, I think, no matter what, we’re fine regardless what happens to Obamacare, but we’re watching it very closely.

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14

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

I mean, they’re now talking about tax incentives or tax rebates based upon age with respect to healthcare premiums. They’re talking about expanding the cap on consumer health savings accounts, which obviously would help patients. So, there’s lots of discussion out there that seems to be positive for patients, seems to be potentially harmful to patients, and I think that it’s going to shake out. However it shakes out, regardless, we’re fairly confident and comfortable that imaging will remain a major part of the healthcare delivery system, for all the reasons why imaging has been growing over several decades. We’re talking about the aging population, the growing population, the technology advances that have driven new applications, and medical indications in imaging, where there’s been a much greater acceptance from patients and from referring physicians regarding the efficacy of imaging. There’s a focus on early detection and diagnostics of disease, of preventative medicine. Imaging falls squarely in line with where healthcare is going. So, I don’t think—regardless of what happens with the reform, I think we’re going to be in a good situation.

Mitra Ramgopal:

Thanks, that was really helpful. Then, just quickly, regarding the guidance and the increase in Adjusted EBITDA for fiscal ’17, are you factoring any benefits from the integration efforts, and also maybe from the IT, your cost-saving initiative, or is that more a 2018 story?

Mark D. Stolper:

Yes, I mean, we started our integration immediately, and the Diagnostic Imaging Group, which we completed in October 1st of 2015 was really where our focus laid. So, we’ve been integrating those operations really for a year-and-a-half now, and I think by the end of the second quarter most of our work in New York should be substantially done, so we might see some benefit in 2017, as it relates to that. IT, as well, we’ve been really involved with a three-year process to integrate the eRAD RIS and PACS amongst all of our 305 centers, and so that benefit has been ongoing, and there might a little bit of benefit in 2017, versus 2016, but there’s not much of that built into our guidance.

Mitra Ramgopal:

Okay. Thanks again for taking the questions.

Operator:

The next question comes from Keith Rose with CCG Capital.

Keith Rose:

Thank you. Mark and Howard, thanks again for the time here. Guys, maybe you could speak a little bit about capital allocation and, specifically, your thoughts about your own stock. As a stockholder, it gets frustrating to see RadNet stock trading at a 15% plus free cash flow yield, and I just wonder, in terms of your equity return on investments, if you think you’re seeing better investments elsewhere, and really how you view using excess capital or free cash flow to buy back the stock. Thanks.

Dr. Howard Berger:

Well, speaking as one of the largest shareholders, it is frustrating. I think there’s a lot of noise that always goes on in the marketplace, whether it’s general market conditions or specifics in healthcare, that we have no control over.

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15

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Keith Rose:

Well, Howard, if you compare your stock price performance to Alliance’s, let’s say, over the last five months, there’s no comparison, right?

Dr. Howard Berger:

There’s no comparison because the majority …

Keith Rose:

They’ve done much better.

Dr. Howard Berger:

… shareholder has offered to buy out the rest of the shares at a premium to where it’s trading. So, I think Alliance is no longer comparable at any level, given that they’re in process of being taken private.

Keith Rose:

I’m just saying the multiple that they’re being offered is basically the same multiple that you’re trading at today—sorry, it’s above your multiple today, right?

Dr. Howard Berger:

Right, right.

Keith Rose:

So, you would be able to acquire stock or capital, shrink your float today at a price cheaper than what they’re taking their company privately.

Dr. Howard Berger:

Right, right. Well, you know, we keep all of our options open. Our credit facility does the allow the Company to buy back shares. We haven’t chosen to do that at this point, but the Board is always able and has that as part of their consideration, if we feel that the marketplace is not fairly rewarding us. My goal has been to build the Company into a major healthcare provider, which I believe that we have, and whether some of the overhang we’ve talked about, or general market conditions, or concerns about new healthcare initiatives or replacement and repeal of Obamacare, these are things that we really don’t have control over. I’m confident that the value to the shareholders will be recognized, and as long as we continue to perform in a way that meets the expectations and our guidance, I’m very confident …

Keith Rose:

So, can you share some of your thinking then? At what free cash flow yield would you consider buying stock back, would you consider sort of a no-brainer for the Company to purchase stock back at?

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RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Dr. Howard Berger:

I don’t think we’ve gone through that kind of analysis. It certainly will be or can be one that we would look at. I think it’s also a function of whether it’s better to deploy the cash to buy back stock or to continue to invest in our core markets and be able to benefit substantially by the arbitrage from whatever our trading multiple is versus the average we acquire. So, there’s always that choice. We’re in that kind of an enviable position, where I believe that, even though our multiple is lower than we’d like to see it and has room for upside growth, we’re able to acquire at half of that with substantial assets that help deleverage the Company and improve our performance. So, at the end of the day, that decision (inaudible).

Keith Rose:

So, when you’re buying these assets, are you able to achieve returns on investment of higher than 15%?

Dr. Howard Berger:

Yes.

Mark D. Stolper:

I mean, by definition, Keith, if you’re buying something at four times EBITDA, you should have a four-year payback or a 25% return on your investment, and we’re able to do that, and while we’re able to do that, we’re able to deleverage the business, and obviously every dollar, theoretically, of debt pay-down is a dollar that inures to the benefit of the equity. So, we’re trying to strike a balance here of deleveraging, expanding the business, protecting the business from contracting—we’re creating contracting leverage with private payers as we continue to grow the business, and creating value along the way. The Board has contemplated share buybacks, will continue to contemplate share buybacks, but it’s a balance, as you said, of capital allocation and—it’s an arrow that we have in our quiver.

Keith Rose:

Yes, I would encourage you to consider looking at purchasing your own stock as a cheap asset, the benefits that could inure to your ability to buy other things. Mark, you know the benefit, though. So, I think it’s worth a deeper discussion at the Board level.

Mark D. Stolper:

Thank you. We will definitely take that under consideration. Thank you.

Keith Rose:

Thank you.

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17

RadNet, Inc. – Fourth Quarter and Full Year 2016 Financial Results Conference Call, March 14, 2017

Operator:

Ladies and gentlemen, with no further questions in queue, I’d like to turn the conference back over to Management for closing remarks.

Dr. Howard Berger:

Thank you, Operator. Again, I’d like to take this opportunity to thank all of our shareholders for their continued support, and the employees for their dedication and hard work. Management will continue its endeavor to be a market leader that provides great services, with an appropriate return on investment for all shareholders. Thank you for your time today and I look forward to our next call.

Operator:

Ladies and gentlemen, that does conclude today’s conference. We thank you for your participation. You may now disconnect.

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